UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

600 17th St., Ste 2800 South, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 15, 2026, certain wholly-owned subsidiaries (collectively the “Sellers”) of Selectis Health, Inc. (the “Company”) ATL/WARR, LLC and PROVIDENCE HR, LLC, each a Georgia limited liability company, consummated a definitive Purchase and Sale Agreement (“PSA”) with GA SNF SPARTA GA LLC and GA SNF WARRENTON GA LLC, both limited liability companies (“Purchaser”) Pursuant to the PSA, each Seller agreed to sell substantially all of the real and personal property owned by each ( the “Disposition”), namely the skilled nursing facilities located at (i) 60 Providence Street, Sparta, Georgia, 31087, upon which is located that certain 71-bed skilled nursing facility commonly known as “Providence of Sparta Health and Rehabilitation” (the “Sparta Facility”), and (ii) 813 Atlanta Highway, Warrenton, Georgia, 30828, upon which is located that certain 110-bed skilled nursing facility commonly known as “Warrenton Health and Rehabilitation” (the “Warrenton Facility” and together with the Sparta Facility, the “Facilities”).

The purchase price to be paid by Purchaser for the two (2) Facilities under the PSA. was an aggregate of $13.175 million, subject to certain prorations, holdbacks and adjustments customary in transactions of this nature. The Purchaser had a balance of $1.3 million of escrow established at closing, which may be released to Sellers in the future unless Purchaser asserts claims for indemnity under the PSA. The Sellers retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date). Shortly after closing, the Company used a substantial portion of the net proceeds to pay in full certain transaction costs, an existing facility mortgage, existing note obligations, an existing contractual obligation and other miscellaneous expenses. The Company expects to use the balance for working capital.

Concurrently with the consummation of the PSA, the controlled lease operators of the Facilities (“Old Operators”) consummated an Operations Transfer Agreement (“OTA”) with controlled subsidiaries of the Purchasers (“New Operators”) under which all assets and operations of Old Operators were transferred to New Operators. No additional or separate consideration was paid by New Operators for the assets and operations so assigned.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Disposition, the repayment of the mortgage loan using a portion of the net proceeds received in connection with the Disposition and the return of a previously received deposit on the assets sold, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information (“Pro Forma Information”) is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference:

●	Unaudited pro forma condensed consolidated balance sheet at September 30, 2025

●	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2025

●	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Financial Statements of Selectis Health, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated:	January 21, 2026	/s/ Adam Desmond
Adam Desmond CEO